UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2009

SPANISH BROADCASTING SYSTEM, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 South Bayshore Drive, PH II, Coconut Grove, Florida	33133
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 441-6901

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As initially announced on August 25, 2008 by Spanish Broadcasting System, Inc. (the “Company”), we received a notice from The Nasdaq Stock Market (“Nasdaq”) on August 20, 2008 indicating that we failed to comply with the minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1) (formerly Marketplace Rule 4450(a)(5)) for continued listing of its common stock on The Nasdaq Global Market because the bid price of its common stock closed under $1.00 per share for 30 consecutive business days. The notice also stated that, in accordance with Nasdaq Listing Rule 5810(c)(3)(A) (formerly Marketplace Rule 4450(e)(2)), we would be provided 180 calendar days, or until February 17, 2009, to regain compliance with the minimum bid price requirement. Due to Nasdaq’s suspensions of enforcement of the bid price requirement in 2008 and 2009 and as disclosed by our filings of various Forms 8-K, 10-Q and 10-K, our time period for regaining compliance was extended until December 4, 2009. To regain compliance, the closing bid price of our common stock had to remain at or above $1.00 per share for a minimum of 10 consecutive business days prior to the market close on December 4, 2009.

The Company did not regain compliance with the $1.00 minimum bid price requirement by December 4, 2009. Accordingly, on December 7, 2009, the Company received written notification from Nasdaq (the “Staff Determination”) that unless the Company requests a hearing before the Nasdaq Listing Qualifications Panel on or before 4:00 p.m. Eastern Time on December 14, 2009, the Company’s common stock will be delisted from The Nasdaq Stock Market at the opening of business on December 16, 2009. On December 11, 2009, the Company requested a hearing before the Nasdaq Listing Qualifications Panel to address the minimum bid price deficiency, which request will stay any action with respect to the Staff Determination until the Nasdaq Listing Qualifications Panel renders a decision subsequent to the hearing. However, there can be no assurance that Nasdaq will grant the Company’s request for continued listing.

      The Staff Determination letter also stated that the Company does not meet the stockholders’ equity requirement required by Nasdaq Listing Rule 5505 for initial listing of the Company’s common stock on The Nasdaq Capital Market. Therefore, the Company is not eligible to apply to transfer its common stock listing to The Nasdaq Capital Market, which transfer otherwise would have provided an additional 180 calendar days to regain compliance with the minimum closing bid price requirement while listed on The Nasdaq Capital Market.

In connection with the receipt of the Staff Determination letter, the Company issued the press release attached to this Current Form on Form 8-K as Exhibit 99.1 on December 11, 2009 announcing its receipt of the Staff Determination letter from Nasdaq and its request for a hearing before the Nasdaq Listing Qualifications Panel, as described above. The contents of the press release are incorporated by reference into Item 3.01 and the press release is deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release of Spanish Broadcasting System, Inc. dated December 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC.

December 11, 2009	By: /s/ Joseph A. Garcia
Joseph A. Garcia
Chief Financial Officer, Chief Administrative Officer, Senior Executive Vice President and Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release of Spanish Broadcasting System, Inc. dated December 11, 2009.

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